Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***].”  SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

REAL ESTATE (WORKPLACE / WAREHOUSE)

LEASE AGREEMENT

INFORMATION ABOUT THE PARTIES

a) Lessor Company Information

Title	:	AZC HAZIR BETON İHTİYAÇ MADDELERİ TEKSTİL TURİZM PETROL ÜRÜNLERİ PAZARLAMA SAN. ve TİC. LTD. ŞTİ.

Address of the workplace	:	Üçkuyu Mahallesi, Elazığ Bulvarı, No:230/1, Yenişehir - DİYARBAKIR

Tax Office Tax Number	:	S. Nazif VD - 127 026 5512

Contact / e-mail	:	[***]

Person Authorized to Represent	:	[***]

b) Lessee Company Information

Title	:	D-MARKET ELEKTRONİK HİZMETLER VE TİC. A.Ş.

Address of the workplace	:	Kuştepe Mah., Mecidiyeköy Yolu Cad., No:12 Kat:2 34387 Şişli - İSTANBUL

Tax Office Tax Number	:	Boğaziçi Kurumlar V.D. - 265 017 9910

Contact / e-mail	:	[***]

Person Authorized to Represent	:	[***]

LEASED PROPERTY INFORMATION

Deed Province / District	:	Diyarbakır - Yenişehir

Neighborhood	:	Üçkuyu

Plot No	:	1299

Parcel	:	1

Land area	:	15,952.99 m2

Type of Leased Property	:	workplace / warehouse

THE SUBJECT OF THE AGREEMENT

The subject of the agreement includes to clarify the rights and obligations of the parties for the leasing of the closed area WORKPLACE / WAREHOUSE to be built within the framework of this agreement with the closed area WORKPLACE with 2,016.00 m2 within the land area of 15,952.99 square meters in Diyarbakır province Yenişehir district Üçkuyu Mah. on plot No 1299 parcel No 1.

CONDITION OF VALIDITY

Because the parties are distant from each other, the LESSOR shall first sign this agreement and forward it to the e-mail address of the LESSEE written in this agreement.  The LESSEE shall sign this agreement and forward it to the LESSOR’s e-mail address, and this agreement shall be valid as a result of the signature of both parties and the delivery of the agreement to the other party.  Otherwise, this agreement shall be null and void.

THE LIMIT OF USAGE IN THE LEASED PROPERTY

It is limited to the use of additional enclosed spaces existing and to be newly established within the surface area written in the land registry information of the leased property. The LESSEE cannot claim the right to use the land area other than transportation and access to the indoor area. The right of disposal in the land area belongs to the LESSOR.

LEASING TERMS

1)                           The LESSEE shall show the necessary sensitivity to use the leased property with care.  In this sense, the LESSEE is responsible for the incorrect use of the office and other areas, for the fact that the LESSEE operates outside the scope of the activity included in the Trade Registry or the LESSEE fails to fulfill the matters that the LESSEE is legally required to fulfill due to the penalties, compensation and interest and charges to be imposed on the operation by the Municipalities and other official institutions. Apart from this, the LESSOR is responsible for the lack of performance of the acts charged to the LESSOR within the framework of the terms of the agreement.

2)                           The LESSEE is obliged to take necessary precautions against sabotage and fire related to the leased property.  The LESSEE is responsible for the crimes and prohibitions that may occur in terms of public rights security. The LESSOR has the right and authority to inspect these measures.

3)                           The LESSEE is responsible for damages that may occur due to operating conditions and his own fault; accidents, fires, etc. The LESSEE shall remedy the damage and restore it.

4)                           The LESSEE shall have (the Lessee’s Financial Liability Policy) made within 10 working days following the building delivery date. Otherwise, the LESSEE shall be responsible for all possible negativities.

5)                           The lease start date starts with the delivery of the building to the LESSEE.

6)                           The LESSEE may not rent, sub-lease, transfer or assign the leased property to third parties in whole or in part, except for Doğan Online and Doğan Group affiliates and group companies.

7)                           The LESSEE has requested the LESSOR to establish a newer indoor area of 2,300 (meters/square) in addition to the existing indoor area, finally and definitively, the completion of the additional indoor area construction and its delivery to the LESSEE is on 01/11/2020. When the project preparation of the indoor area to be newly established is completed, the gross indoor area to be used for the rental shall be determined. In this sense, the additional indoor area estimate written in this agreement can be 10% (+ -) different. In this case, the lease calculation will be made by recording the gross project area whose construction is clarified between the parties, and the

LESSOR will deliver this additional area until 01/11/2020 as agreed with the LESSEE. When the construction of the additional area is completed and delivered, the monthly rent to be calculated will be added to the monthly rent of the existing area.

If the closed area to be newly established is not delivered on 01/11/2020, an additional construction period of 30 days will be given to this date. If the additional indoor area is not delivered to the LESSEE again on 01/12/2020 at the end of the additional construction period, the LESSOR accepts and undertakes as a penal condition that he will not request any rent from the existing and newly established indoor area until the additional indoor area is delivered to the LESSEE.

8)                           THE AMOUNT OF THE LEASED AREA AND THE RENTAL FEE

Type of Leased Property	Unit	Quantity	Monthly rent Unit price	AMOUNT (TL)
Workplace / Warehouse	m2	2,016	[***]	[***]

9)                           AMOUNT OF THE AREA TO BE ADDED and RENTAL FEE

Type of Leased Property	Unit	Quantity	Monthly rent Unit price	AMOUNT (TL)
Workplace / Warehouse	m2	2,300	[***]	[***]

Value Added Tax shall be paid separately within the framework of the legislation.

10)                    The new enclosed space to be added shall be installed in accordance with the existing area standard. If the LESSEE requests cost increasing construction for the new area, a new m2 (SQUARE meter) rental Unit Price will be determined for the increased area by taking into account the work and material items causing the price increase.

11)                    The rental amount shall be paid over the total indoor area amount m2 (SQUARE meters) multiplied by the m2 (SQUARE METERS) Unit Price specified in this agreement.

12)                    Rent increases will be announced by TUIK every year, Consumer Price Index (CPI) and Domestic Producer Price Index YI-PPI (CPI/2+CPI/2) = the result is accepted as the annual price increase coefficient. The LESSOR may not request an increase in the rent price other than this formula.

13)                    The rental fee shall be deposited in cash to the account numbered XXXXX of the LESSOR on the first Thursday of each month.

14)                    The LESSEE may not make substantial changes to the leased property without the written consent of the LESSOR; otherwise, he is obliged to cover the damage to be incurred. However, the LESSEE shall be able to make all kinds of modifications and decorations without touching the static structure of the building for the use of the rented place as workplace/warehouse. The LESSEE is free to take the add-ons and portable decorations made without damaging the main building at the time of evacuation.  The LESSOR shall not claim any rights and receivables in this context provided that the leased property is returned to the LESSEE as delivered.

15)                    The LESSEE is obliged to notify the LESSOR immediately if third parties claim any right on the leased property.

16)                    The LESSEE is obliged to carry out/have carried out the necessary repairs due to its own fault and negligence except for the usual use in the leased property and to cover its expenses.

17)                    The leased property shall be delivered with a minute to be arranged between the parties, if any, deficiencies, defects and defects related to the leased property shall be specified in this minute. These issues shall be remedied by the LESSOR within a reasonable period of time. If the specified issues are not eliminated by the LESSOR and cause damage to the LESSEE, the LESSEE shall make the determined issues on behalf of the LESSOR without notifying the LESSOR and shall deduct the incurred expenses from the rental price of the following month.

18)                    The taxes arising from the property right of the leased property belong to the LESSOR and the taxes, duties and fees arising from the use belong to the LESSEE.  In case of dispute, local customs and practices apply.

19)                    At the end of the lease agreement, the LESSEE is obliged to deliver the leased property to the LESSOR, including the fixtures specified in the delivery report, if any.

20)                    The LESSEE is not responsible for the wear and tear that may occur due to the normal use of the leased property.

21)                    It is principal that the leased property is delivered in good and usable condition. Otherwise, it has to be proven by the LESSEE. The LESSEE is not responsible for the wear and tear that may occur due to the normal use of the leased property.

22)                    When the term of the agreement expires, the LESSOR is free to lease again and the LESSEE is free to lease again. In this sense, the parties cannot force each other.

23)                    The LESSEE may make general antenna, satellite antenna, cable television and air conditioning and similar equipment at its own expense upon the LESSOR’s written consent..

24)                    The contractual workplace/warehouse rental period is agreed between the parties as 2 (TWO) years.

25)                    The LESSEE guarantees that it will not leave the existing and additional enclosed space for 24 months following the date of signing of this agreement. If otherwise occurs, it accepts and undertakes in advance that all rental fees corresponding to this period will be paid. And also, if the LESSEE does not notify the LESSOR in writing 1 month in advance that it will leave the leased property in the period after the period guaranteed in this article, the agreement shall be deemed to be automatically extended for another year within the framework of all terms and conditions written in this agreement.

26)                    The LESSEE has the right to evacuate the leased property at any time after 24 months and extended period without being subject to any penalty.

27)                    The LESSEE shall pay the environmental cleaning tax and the signboard advertising tax itself and shall also make the electricity, water and natural gas subscriptions in its own name and pay the consumption costs, terminate the subscription at the end of the agreement and give the LESSOR the photocopy of the receipt thereof.

28)                    Stamp tax arising from this agreement shall be paid equally by the parties and the LESSEE shall submit the receipt of payment of the stamp tax to the LESSOR within 10 days at the latest. The LESSEE shall invoice half of the paid stamp tax to the LESSOR.

29)                    The LESSEE shall take security measures during all its works and shall be responsible for the protection of both its own goods/materials and the building and social movements (Strike-Lockout etc.). In this sense, the LESSOR shall not be held responsible in any way.

30)                    The parties agree that the addresses declared at the entrance of the agreement are their legal notification addresses. Each party shall notify the other party of the change of address within 10 calendar days at the latest. Otherwise, notifications made to these addresses shall be deemed to have been notified to the addressee.

31)                    The LESSOR accepts, declares and undertakes that it  will not claim any right/receivable from the LESSEE regarding previous period of the beginning of the lease, that he will not demand any fee from the LESSEE, and that the LESSEE’s obligation to pay the rent will start following the signature of this agreement.

32)                    THE PROVISIONS OF THE CODE OF OBLIGATIONS NO. 6098 SHALL APPLY TO THE MATTERS NOT INCLUDED IN THIS LEASE AGREEMENT.

33)                    It consists of 33 (THIRTY THREE) articles and 4 (FOUR) pages under the heading of LEASE CONDITIONS with the information written in the introduction of this agreement and 2 original copies have been read and understood by the parties and signed mutually on 18/08/2020. ISTANBUL Courts etc. enforcement offices are authorized to resolve any disputes.

LESSOR	LESSEE

Stamp-signature	Stamp-signature

[***]	D-Market Elektronik Hizmetler ve Tic. A.S.

/s/ [***]	/s/ D-Market Elektronik Hizmetler ve Tic. A.S.

ANNEXES

Lessee and Lessor: Company and Authorization Documents

WORKPLACE / WAREHOUSE DELIVERY / ACCEPTANCE CERTIFICATE

This workplace/warehouse delivery/receipt document has been issued in accordance with the WORKPLACE PREMISES/WAREHOUSE LEASE AGREEMENT signed between the parties on 18/08/2020 and all matters written in the agreement and taken into consideration together with the signature of the parties below shall be deemed to have entered into force.

LEASED PROPERTY INFORMATION

Deed Province / District	:	Diyarbakır - Yenişehir

Neighborhood	:	Üçkuyu

Plot No	:	1299

Parcel	:	1

Land area	:	15,952.99 m2

Type of Leased Property	:	workplace / warehouse

Closed Area Quantity (m2)	:	2,016

LESSOR REPRESENTATIVE

Represented Company	:	AZC HAZIR BETON İHTİYAÇ MADDELERİ TEKSTİL TURİZM PETROL ÜRÜNLERİ PAZARLAMA SAN. ve TİC. LTD. ŞTİ.

Name and surname	:	[***]

TR ID Number	:	[***]

REPRESENTATIVE OF THE LESSEE

Represented Company	D-MARKET ELEKTRONİK HİZMETLER VE tic. A.Ş.

Name and surname	[***]

TR ID Number	[***]

The LESSOR and the LESSEE’s representatives were present at the workplace address subject to the agreement on 20/08/2020 and personally examined and controlled the leased property in accordance with the relevant articles of the agreement and it was decided that there was no contradiction and negativity regarding the issues declared by the LESSOR. As a result, in order to deliver the workplace to the LESSEE’s representative, this delivery/receipt document has been issued in 2 original copies and signed mutually.

LESSOR	LESSEE

Representative	Representative

/s/ [***]	/s/ [***]